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                                                                   Exhibit 4.35

                            ATSI COMMUNICATIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

     THIS WARRANT AND THE SHARES PURCHASABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES (REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL), OR AN OPINION OF THE COMPANY'S COUNSEL, STATING THAT SUCH SALE, TRANSFER, OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     FOR VALUE RECEIVED, ((Investor)) (the "Holder"), is entitled to purchase from ATSI Communications, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions herein set forth, at any time before 5:00 p.m. San Antonio, Texas time on June 11, 2004, or the first business day thereafter if such date is not a business day, or such earlier date as may be established in accordance with the terms of this Warrant (June 11, 2004, or such earlier date being referred to herein as the "Expiration Date"), ((Shares)) shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, par value $0.001 per share (the "Warrant Shares"), subject to adjustment of the number or kind of shares constituting the Warrant Shares as hereinafter provided. The Holder is entitled to purchase the Warrant Shares for $0.58 per share, subject to adjustment as hereinafter provided (the "Exercise Price"), and is entitled also to exercise the other appurtenant rights, powers, and privileges hereinafter set forth.

                             Article 1. Definitions
                                        -----------

     For all purposes of this Warrant, unless the context otherwise requires, the following terms have the following meanings:

     1.1 "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, and, in the case of a Person who is a natural person, shall include any member of the immediate family of such Person or any trust for the benefit of said family members.

     1.2 "Common Stock" means the Company's authorized common stock, par value $0.001 per share.

     1.3 "Company" means ATSI Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

     1.4 "Exercise Price" means the exercise price for the Warrant Stock established in accordance with Article 4.

     1.5 "Expiration Date" means June 11, 2004, or the first business day thereafter if such date is not a business day, or such earlier date as may be established in accordance with the terms of this Warrant.

     1.6 "Fair Market Value" in reference to the Common Stock means, in the event such stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (stock being so traded or reported being referred to herein as "Publicly Traded"), the average closing bid and asked price of such stock on the five (5) trading days immediately preceding the date as of which such value is to be determined, and in the event the Common Stock is not Publicly Traded, the value of such stock on a going-concern basis, as determined by the Board of Directors of the Company in good faith or, in the Company's discretion, by an appraiser mutually agreeable to the Holder and to the Company, the


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determination of such appraiser to be final in the absence of fraud or bad faith. As applicable to Warrants, Fair Market Value shall mean the Fair Market Value of the Common Stock subject to such Warrants minus the Exercise Price of such Warrants established in accordance with Article 4.

     1.7 "Holder" means the holder of record of this Warrant as shown in the Company's register for such purpose as described in Section 2.7 hereof.

     1.8 "Person" means any natural person, sole proprietorship, general partnership, limited partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, private or governmental entity, or other party.

     1.9 "Publicly Traded" has the meaning ascribed in Section 1.6.

     1.10 "Warrant" means this Warrant and any warrants issued on or in substitution for this Warrant, including warrants issued in exchange for this Warrant pursuant to Article 2 hereof.

     1.11 "Warrant Shares" means the shares of Common Stock or other securities acquired or to be acquired upon the exercise of the Warrant.

                         Article 2. Exercise of Warrant
                                    -------------------

     2.1 Partial Exercise. This Warrant may be exercised in whole or in part. In
         ----------------
the event of a partial exercise, the Company shall execute and deliver to the Holder (or to such other Person as shall be designated in the Subscription Notice) a new Warrant covering the unexercised portion of the Warrant Stock.

     2.2 Procedure. To exercise this Warrant, the Holder shall deliver to the
         ---------
Company at its principal office:


         (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant;

         (b) a check payable to the Company in the amount of the Exercise Price; and

         (c) this Warrant.

     The Company shall as promptly as practicable, and in any event within twenty (20) days after receipt of such notice, execute and deliver or cause to be executed and delivered one or more certificates representing the aggregate number of shares of Warrant Stock to which the Holder is entitled and, if this Warrant is exercised in part, a new Warrant as set forth in Section 2.1.

     2.3 Name and Effective Date. The stock certificate(s) so delivered shall be
         -----------------------
issued in the name of the Holder or such other name as shall be designated in the notice specified in Section 2.2. Such certificate(s) shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of such shares as of the date the Company actually receives the notice and payment as specified in Section 2.2, subject to Article 3 hereof.

     2.4 Expenses. The Company shall pay all expenses, taxes, and other charges
         --------
payable in connection with the preparation, issuance, and delivery of such stock certificate(s), except that, in case such stock certificate(s) shall be registered in a name or names other than the name of the Holder of this Warrant, stock transfer taxes that are payable upon the issuance of such stock certificate(s) shall be paid by the Holder hereof.

     2.5 Legal Requirements. The Warrant Shares issued upon the exercise of this
         ------------------
Warrant shall be validly issued, fully paid, and nonassessable.





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     2.6 No Fractional Shares. The Company shall not issue a stock certificate
         --------------------
representing any fraction of a share upon partial exercise by a Holder of such Holder's rights hereunder.

     2.7 Registration. The Company will keep at its principal office a register
         ------------
that will provide for the registration and transfer of this Warrant.


                               Article 3. Transfer
                                          --------

     3.1 Permitted Transfers. Subject to the limitations set forth in Section
         -------------------
3.2 hereof, this Warrant shall be transferable, in whole or in part, to any Affiliate of the Holder. This Warrant shall not be transferable to any other Person except with the written consent of the Company and subject to the limitations set forth in Section 3.2 hereof.

     3.2. Securities Laws. Notwithstanding anything to the contrary in this
          ---------------
Article 3, neither this Warrant nor the Warrant Shares shall be transferable unless:

     (a) either a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect covering this Warrant or the Warrant Shares, as the case may be, or the Company has received an opinion from Company counsel to the effect that such registration is not required, or the Holder has furnished to the Company an opinion of Holder's counsel, which counsel shall be reasonably satisfactory to the Company and its counsel, to the effect that such registration is not required; and

     (b) the transfer complies with any applicable state securities laws.

     In the event Holder seeks an opinion as to transfer without registration from Holder's counsel, the Company shall provide such factual information to Holder's counsel as Holder's counsel may reasonably request for the purpose of rendering such opinion and such counsel may rely on the accuracy and completeness of such information in rendering such opinion. Unless a registration statement is in effect covering the Warrant Shares, the Warrant Shares will bear a legend describing the restrictions on transfer set forth in this Section 3.2. By acceptance of this Warrant, the Holder represents and warrants to the Company that this Warrant is acquired for the Holder's own account, for investment and not with a view to distribution within the meaning of the Act and the Holder agrees that the Holder will not offer, distribute, sell, transfer or otherwise dispose of this Warrant or the Warrant Shares except as set forth herein.

     3.3 Procedure. (a) The Holder may, subject to the limitations set forth in
         ---------
Sections 3.1 and 3.2, in person or by duly authorized attorney, surrender the same for exchange at the principal office of the Company and, within a reasonable time thereafter and without expense (other than transfer taxes, if any) receive in exchange therefor one or more duly executed Warrants each evidencing the right to receive one share of Common Stock of the Company or such other number of shares as may be designated by the Holder at the time of surrender.

     The Company and any agent of the Company may treat the Person in whose name a Warrant is registered as the owner of the Warrant for all purposes hereunder, and neither the Company nor such agent shall be affected by notice to the contrary. The Company covenants and agrees to take and cause to be taken all action necessary to effect such registrations, transfers and exchanges.

     (b) Subject to the limitations set forth in Sections 3.1 and 3.2 herein, the Holder may transfer this Warrant on the books of the Company by surrendering to the Company:

         (i)   this Warrant;

         (ii) a written assignment of this Warrant, in substantially the form of the Assignment appearing at the end of this Warrant, naming the assignee and duly executed by the Holder; and

         (iii) funds sufficient to pay any stock transfer taxes payable upon the making of such transfer.



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     Subject to Section 2.1 hereof, the Company shall thereupon execute and deliver a new Warrant in the name of the assignee specified in such instrument of assignment, and if this Warrant is transferred in part, the Company shall also execute and deliver in the name of the Holder a new Warrant covering the untransferred portion of this Warrant, if any. Upon issuance of the new Warrant or Warrants, this Warrant surrendered for transfer shall be cancelled by the Company.

     3.4 Expenses. The Company shall pay all expenses, taxes (other than
         --------
transfer taxes), and other charges payable in connection with the preparation issue, and delivery of any new Warrant under this Article 3.

                    Article 4. Exercise Price and Adjustments
                               ------------------------------

     4.1 Exercise Price. The initial Exercise Price for the Warrant Shares shall
         --------------
be $0.58 per share.

     4.2 Stock Splits, Stock Dividends and Reverse Stock Splits. If at any time
         ------------------------------------------------------
the Company shall subdivide (by reclassification, by the issuance of a Common Stock dividend on Common Stock, or otherwise) its outstanding shares of Common Stock into a greater number, the number of shares of Common Stock that may be purchased hereunder shall be increased proportionately and the Exercise Price per share of Common Stock shall be decreased proportionately as of the effective date of such action. The effective date of a stock dividend shall be the record date for such dividend. Issuance of a Common Stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. If at any time the Company shall combine (by reclassification or otherwise) its outstanding number of shares of Common Stock into a lesser number, the number of shares of Common Stock that may be purchased hereunder shall be reduced proportionately and the Exercise Price per share of Common Stock shall be increased proportionately as of the effective date of such action.

     4.3 Dividends Other than in Common Stock or Cash; Other Distributions. If
         -----------------------------------------------------------------
at any time while this Warrant is outstanding the Company shall declare or make for the benefit of all holders of its Common Stock any dividend or distribution upon its Common Stock other than (i) cash dividends, or (ii) distributions to which Section 4.2 applies (whether payable in stock of any class or classes other than its Common Stock or payable in evidences of indebtedness or assets or in rights, options, or warrants or convertible or exchangeable securities), then in each such case the number of shares of Common Stock that may be purchased hereunder shall be determined by multiplying the number of shares of Common Stock theretofore comprising the Warrant Shares by a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock determined in accordance with Section 1.7 as of the record date for such dividend or distribution and the denominator of which shall be the Fair Market Value per share, as so determined, less the fair value as of such date, as reasonably determined by the Board of Directors of the Company, of the portion of such dividend or distribution applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive the distribution. In the event the Company determines that the adjustment provided for above is unduly difficult or expensive to effect because of difficulties of valuation, the Company may, at its option and as an alternative to the adjustment, distribute and place in escrow for the Holder that portion of such dividend or distribution which the Holder would have received had it exercised this Warrant before the declaration of the dividend or the making of the distribution. Upon exercise of this Warrant, the Holder shall receive its portion of the dividend, distribution, or rights.

     4.4 Reorganization and Reclassification. In case of any capital
         -----------------------------------
reorganization or any reclassification of the capital stock of the Company while this Warrant remains outstanding, the Holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the kind and number of shares of Common Stock comprising Warrant Shares that such Holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the kind and number of shares of stock of any class or classes or other securities or property for or into which such shares of Common Stock would have been exchanged, converted or reclassified if the Warrant Shares had been purchased by the Holder immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interest thereafter



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of the Holder of this Warrant, to the end that all the provisions of this
Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

     4.5 Statement of Adjustment of Warrant Shares. Whenever the number or kind
         -----------------------------------------
of shares comprising Warrant Shares or the Exercise Price is adjusted pursuant to this Article 4, the Company shall promptly give notice to the Holder stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Exercise Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

     4.6 No Other Adjustments. No adjustments in the number or kind or price of
         --------------------
shares constituting Warrant Shares shall be made except as provided in this
Article 4.

                       Article 5. Covenants of the Company
                                  ------------------------

     The Company covenants and agrees that:

     5.1 Reservation of Shares. At all times, the Company will reserve and set
         ---------------------
apart and have, free from preemptive rights, a sufficient number of shares of authorized but unissued Common Stock or other securities, if applicable, to enable it at any time to fulfill all its obligations hereunder.

     5.2 Adjustment of Par Value. Before taking any action that would cause an
         -----------------------
adjustment reducing the Exercise Price per share below the then par value of the shares of Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Warrant Shares at such adjusted price.

     5.3 Notice of Significant Events. In case the Company proposes:
         ----------------------------

         (a) to pay any dividend, payable in stock (of any class or classes) or in convertible securities, upon its Common Stock or to make any distribution (other than ordinary cash dividends) to the holders of its Common Stock;

         (b) to subdivide as a whole (by reclassification, by the issuance of a stock dividend on Common Stock, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value;

         (c) to grant to the holders of its Common Stock generally any rights or options;

         (d) to effect any capital reorganization or reclassification of capital stock of the Company;

         (e) to consolidate with, or merge into, any other corporation or business or transfer its property as an entirety or substantially as an entirety;

         (f) to effect the liquidation, dissolution, or winding up of the Company; or

         (g) to make any other fundamental change in respect of which the Holder of this Warrant would have been entitled to vote, pursuant to the corporation law of Delaware, if this Warrant had been previously exercised;

then the Company shall cause notice of any such intended action to be given to the Holder (i) not less than twenty (20) days before the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, distribution, granting of rights or options, or for determining rights to vote in respect of any fundamental change, including any capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution, winding up, or any other fundamental change, and (ii) in the case of any such capital reorganization,


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reclassification, consolidation, merger, transfer, liquidation, dissolution, winding up, or other fundamental change, not less than twenty (20) days before the same shall be effective; provided, however, in no event shall the Company be required to give notice pursuant to this paragraph if the giving of such notice would violate the federal securities laws or the securities laws of any state.

                       Article 6. Limitation of Liability
                                  -----------------------

     No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as stockholders of the Company. In the absence of affirmative action by the Holder to purchase shares of Common Stock in accordance with the terms of this Warrant, no provision hereof shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                   Article 7. Merger, Consolidation, or Change
                              --------------------------------

     7.1 Continuation of Warrant. Except as provided in Section 7.2, in the
         -----------------------
event that the Company proposes to consolidate with, or merge into, any other corporation or business or to transfer its property as an entirety or substantially as an entirety, or to effect the liquidation, dissolution, or winding up of the Company, or to change the Common Stock in any manner (other than to change its par value), then after the Company causes notice of such proposed action to be given to the Holder as provided in Section 5.3, the Holder shall be entitled, on or before the effective date of such merger, consolidation, transfer, liquidation, dissolution, winding up, or change, to require the Company or the successor or purchasing entity, as the case may be, to (a) execute with the Holder an agreement providing that the Holder shall have the right thereafter and throughout the remaining term of this Warrant upon payment of the Exercise Price in effect immediately prior to such action to purchase with respect to each share of Warrant Shares issuable upon Exercise of this Warrant the kind and amount of shares of stock and other securities, property (including cash) or any combination thereof which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, conveyance, or change had this Warrant been exercised with respect to such share of the Warrant Shares immediately prior to such action and (b) make effective provision in its Articles of Incorporation or otherwise, if necessary, in order to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article 4 of this Warrant. The provisions of this Section 7.1 shall similarly apply to successive consolidations, mergers, sales, conveyances or changes.

     7.2 Exception. Section 7.1 shall not apply to a consolidation or merger
         ---------
with a Person in which the Company is the surviving entity.

                            Article 8. Miscellaneous
                                       -------------

     8.1 Governing Law. The rights of the parties arising under this Warrant
         -------------
shall be construed and enforced under the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules.

     8.2 Notices. Any notice or other communication required or permitted to be
         -------
given or delivered pursuant to this Warrant shall be in writing and shall be deemed effective as of the date of receipt if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address in the United States of America for a party as shall be specified by like notice; provided, however, that notices of change of address shall be effective only upon receipt thereof):



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          (i) to the Holder at the address set forth immediately below the
Holder's name on the signatures pages to that certain Securities Purchase Agreement dated as of June 11, 2001 by and among the Company and the Buyers named therein.

          (ii) to the Company as follows:

               ATSI Communications, Inc.
               6000 NW Parkway, Suite 110
               San Antonio, Texas 78249
               Facsimile Number: (210) 558-6090
               Attention:  Chief Financial Officer

     8.3 Severability. If any provision of this Warrant shall be held invalid,
         ------------
such invalidity shall not affect any other provision of this Warrant that can be given effect without the invalid provision, and to this end, the provisions hereof are separable.

     8.4 Headings. The headings in this Warrant are for reference purposes only
         --------
and shall not affect in any way the meaning of interpretation of this Warrant.

     8.5 Amendment. This Warrant cannot be amended or modified except by a
         ---------
written agreement executed by the Company and the Holder.

     8.6 Assignment. This Warrant shall be binding upon and inure to the benefit
         ----------
of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Warrant except to the extent explicitly permitted herein.

     8.7 Entire Agreement. This Warrant, together with its attachments, contains
         ----------------
the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by the officer named below.

Dated:  June 11, 2001.

                                         ATSI COMMUNICATIONS, INC.

                                         By:  /s/ H. Douglas Saathoff
                                              -----------------------
                                              H. Douglas Saathoff,
                                              Chief Financial Officer,
                                              Senior Executive Vice President
                                              and Treasurer

                               SUBSCRIPTION NOTICE

     The undersigned, the Holder of a Common Stock Purchase Warrant issued by ATSI Communications, Inc., hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor of ________________________ and requests that certificates for such shares (and any securities or the property issuable upon such exercise) be issued in the name of and delivered to _______________________________ whose address is
____________________________.

     If said number of shares of Common Stock is less than the number of shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant representing the balance of the Warrant Shares be registered in the name of and issued and delivered to _________________ whose address is
_______________________________________________.

     The undersigned hereby agrees to pay any transfer taxes on the transfer of all or any portion of the Warrant or Warrant Shares requested herein if the undersigned has requested stock certificate(s) to be registered in a name or names other than the name of the undersigned.

     The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not with a view to distribution thereof and the certificate or certificates representing such Common Stock may bear a legend substantially as follows: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred except as provided in Article 3 of the Warrant to purchase Common Stock of ATSI Communications, Inc., a copy of which is on file at the principal office of ATSI Communications, Inc."

                                                    ____________________________
                                                    Signature guaranteed:

Dated: ______________________

                                   ASSIGNMENT
                                   ----------

     FOR VALUED RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ the rights represented by the foregoing Warrant of ATSI Communications, Inc., and appoints __________________ its attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.

                                                    ____________________________
                                                    Signature guaranteed:

Dated:______________________